Delphi Financial Reports 20% Increase in First Quarter 2007 Operating EPS to
                  $0.79; Net Income per Share Reaches $0.76

    WILMINGTON, Del., April 24 /PRNewswire-FirstCall/ -- Delphi Financial Group, Inc. (NYSE: DFG) announced today that net income in the first quarter of 2007 was $39.2 million or $0.76 per share, compared to $32.8 million or $0.65 per share in the first quarter of 2006. The prior period per share amount has been restated to reflect the 3-for-2 common stock split effected on June 1, 2006.

    Operating earnings (1) in the first quarter of 2007 were $40.9 million or $0.79 per share, compared with operating earnings of $33.6 million or $0.66 per share in the first quarter of 2006. Annualized operating return on beginning equity (2) in the first quarter of 2007 was 15.0%, up from 13.0% in the first quarter of 2006.

    Core group employee benefit premiums in the first quarter of 2007 grew 19% from the first quarter a year ago, reaching a record $299.6 million. This growth was driven by a 24% increase in premiums from excess workers' compensation insurance for self-insured employers, the leading product of Delphi's Safety National subsidiary, and a 17% increase in group disability premiums at Delphi's Reliance Standard Life subsidiary. The combined ratio in group employee benefits insurance declined to 93.2% in the first quarter of 2007 from 93.7% in the first quarter of 2006.

    Robert Rosenkranz, Chairman and Chief Executive Officer, commented, "Delphi began the year with an excellent first quarter as both our insurance operations and investment operations continued to exceed our internal targets for all key metrics. We achieved continued strong premium growth in our two most profitable insurance lines, excess workers' compensation and group long- term disability. Our investment income growth was ahead of our plan as we benefited from strong growth in invested assets and solid investment performance."

    Mr. Rosenkranz added, "Given our excellent results in the first quarter, and our positive outlook for the remainder of the year, we are increasing our guidance for full-year 2007 to a range of $3.15 to $3.25 for operating earnings per share, up from our previous guidance of $3.10 to $3.20."

    Delphi's net investment income in the first quarter of 2007 rose 21% to $71.3 million, driven by strong growth in average invested assets, which grew 14% from the prior year to $4.7 billion. The tax equivalent yield on the Company's investment portfolio in the first quarter of 2007 was 6.5% compared to 6.2% in the first quarter of 2006 and 6.6% for the full-year 2006. Delphi's book value per share before accumulated other comprehensive income or loss(3) was $22.68 at March 31, 2007, compared with $23.35 at December 31, 2006 and $21.07 at March 31, 2006. The adoption of SOP 05-1 in the first quarter of 2007 resulted in a cumulative effect adjustment of $82.6 million or $1.60 per share, after-tax, which was recorded as a reduction to retained earnings with no impact on net income or operating earnings.

    Conference Call

    On April 25, 2007 at 11:00 AM (Eastern time), Delphi will broadcast the Company's first quarter 2007 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi's website for one week beginning at approximately 1:00 PM (Eastern time) on April 25, 2007. Investors can also download Delphi's first quarter 2007 statistical supplement from the Company's website at www.delphifin.com.

    In connection with, and because it desires to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward- looking statements may be identified by the use of terms such as "expects," "believes," "anticipates," "intends," "judgment," "outlook" or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi's control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules and interpretations thereof, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi's business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi's investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Delphi disclaims any obligation to update forward-looking information.

    Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related insurance coverages: group life, long-term and short-term disability, excess workers' compensation for self-insured employers, travel accident and dental. Delphi's asset accumulation business emphasizes individual fixed annuity products. Delphi's common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

    (1) Operating earnings, which is a non-GAAP financial measure, consist of income from continuing operations excluding after-tax realized investment gains and losses, and the loss on redemption of junior subordinated deferrable interest debentures, as applicable. After-tax net realized investment losses were $0.2 million and $0.8 million, or $0.00 per share and $0.01 per share, for the first quarter of 2007 and 2006, respectively. The after-tax loss on redemption of the 9.31% junior subordinated deferrable interest debentures underlying the 9.31% Capital Securities, Series A of Delphi Funding L.L.C. was $1.4 million, or $0.03 per share, for the first quarter of 2007. After-tax losses from discontinued operations were $0 and $10,000, or $0.00 per share and $0.00 per share, for the first quarter of 2007 and 2006, respectively. The Company believes that because realized investment gains and losses, redemption of junior subordinated deferrable interest debentures, and discontinued operations arise from events that, to a significant extent, are within management's discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company's operating trends. Redemption of junior subordinated deferrable interest debentures occur based on management's decision to exercise its ability to redeem the outstanding debentures. Investment gains or losses may be realized based on management's decision to dispose of an investment, and investment losses may be realized based on management's judgment that a decline in the market value of an investment is other than temporary. Discontinued operations occur based on management's decision to exit or sell a particular business. Thus, realized investment gains and losses, losses on redemption of junior subordinated deferrable interest debentures and results from discontinued operations are not reflective of the Company's ongoing earnings capacity, and trends in the earnings of the Company's underlying insurance operations can be more clearly identified without the effects of these items. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, gains and losses of these types, particularly as to investments, occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company's overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies' financial statements. All per share amounts are on a diluted basis.

    (2) Annualized operating return on beginning equity, which is a non-GAAP financial measure, is based on operating earnings as defined in footnote (1) above divided by beginning shareholders' equity. The Company believes that this non-GAAP measure is useful in analyzing the Company's operating trends.

    (3) Diluted book value per share before accumulated other comprehensive income or loss, which is a non-GAAP financial measure, is based on shareholders' equity excluding the effect of accumulated other comprehensive income or loss. The Company believes that, because accumulated other comprehensive income or loss fluctuates from period to period primarily due to changes in the value of its assets resulting from variations in market interest rates, while the values of its liabilities are not similarly marked to market under GAAP, this non-GAAP measure is useful in analyzing the Company's operating trends.

                          DELPHI FINANCIAL GROUP, INC.
                           Non-GAAP Financial Measures
                             Reconciliation to GAAP
                (Unaudited; in thousands, except per share data)

                                                     Three Months Ended
                                               -----------------------------
                                               03/31/2007         03/31/2006
                                               -----------        -----------
    Income Statement Data
    ---------------------

    Operating earnings (Non-GAAP measure)         $40,867            $33,645
     Net realized investment losses, net
      of taxes                                       (248)              (813)
     Loss on redemption of junior
      subordinated deferrable
      interest debentures, net of taxes            (1,425)                 -
                                               -----------        -----------
    Income from continuing operations              39,194             32,832
     Discontinued operations, net of
      taxes                                             -                (10)
                                               -----------        -----------
    Net income (GAAP measure)                     $39,194            $32,822
                                               ===========        ===========

    Diluted results per share of common
     stock:
     Operating earnings (Non-GAAP
      measure)                                      $0.79              $0.66
      Net realized investment losses,
       net of taxes                                     -              (0.01)
      Loss on redemption of junior
       subordinated deferrable
       interest debentures, net of taxes            (0.03)
                                               -----------        -----------
     Income from continuing operations               0.76               0.65
                                               -----------        -----------
      Discontinued operations, net of
       taxes                                            -                  -
                                               -----------        -----------
     Net income (GAAP measure)                      $0.76              $0.65
                                               ===========        ===========

    Annualized operating return on
     beginning equity                                15.0%              13.0%

    Annualized return on beginning
     equity (GAAP measure)                           14.4%              12.7%


    Balance Sheet Data                         03/31/2007         03/31/2006
    ------------------                         -----------        -----------

    Shareholders' equity, excluding
     accumulated other
     comprehensive income (loss)               $1,121,978         $1,037,223
      Add:  Accumulated other
      comprehensive income (loss)                  19,928             (2,573)
                                               -----------        -----------
    Shareholders' equity (GAAP measure)        $1,141,906         $1,034,650
                                               ===========        ===========
    Diluted book value per share of
     common stock, excluding
     accumulated other comprehensive
     income (loss) (Non-GAAP measure)              $22.68             $21.07
       Add:  Accumulated other
       comprehensive income (loss)                   0.36              (0.05)
                                                ----------        -----------
    Diluted book value per share of
     common stock (GAAP measure)                   $23.04             $21.02
                                               ===========        ===========
    Please see note 1 of the press release for a discussion regarding the usefulness of the non-GAAP financial measure "operating earnings." The Company believes that the non-GAAP financial measure "diluted book value per share excluding accumulated other comprehensive income (loss)" provides useful supplemental information because accumulated other comprehensive income (loss) fluctuates from period to period primarily due to changes in the value of its assets resulting from variations in market interest rates, while the values of its liabilities are not similarly marked to market under GAAP.

                          DELPHI FINANCIAL GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (Unaudited; in thousands, except per share data)

                                                      Three Months Ended
                                                ----------------------------
                                                03/31/2007        03/31/2006
                                                ----------        ----------
    Revenue:
      Premium and fee income                      $322,247          $262,959
      Net investment income                         71,303            59,029
      Net realized investment losses                  (382)           (1,251)
      Loss on redemption of junior
       subordinated deferrable
       interest debentures                          (2,192)                -
                                                ----------        ----------
                                                   390,976           320,737
                                                ----------        ----------

    Benefits and expenses:
      Benefits, claims and interest
       credited to policyholders                   238,212           191,618
      Commissions and expenses                      90,551            75,761
                                                ----------        ----------
                                                   328,763           267,379
                                                ==========        ===========
        Operating income                            62,213            53,358

    Interest expense:
      Corporate debt                                 5,054             4,686
      Junior subordinated deferrable
       interest debentures                           1,284             1,271
    Income tax expense                              16,681            14,569
                                                ----------        ----------
        Income from continuing operations           39,194            32,832

    Discontinued operations, net of taxes                -               (10)
                                                ----------        ----------
        Net income                                 $39,194           $32,822
                                                ==========        ===========

    Basic results per share of common stock:
      Income from continuing operations              $0.78             $0.66
      Discontinued operations                            -                 -
      Net income                                      0.78              0.66

      Weighted average shares outstanding           50,177            49,479

    Diluted results per share of common stock:
      Income from continuing operations              $0.76             $0.65
      Discontinued operations                            -                 -
      Net income                                      0.76              0.65

      Weighted average shares outstanding           51,467            50,825

    Dividends paid per share of common
     stock                                           $0.08             $0.07

    NOTE: Prior period results per share and applicable share amounts have been restated to reflect the 3-for-2 common stock split effected in the form of a 50% stock dividend distributed on June 1, 2006.

                          DELPHI FINANCIAL GROUP, INC.
                     SUMMARIZED CONSOLIDATED BALANCE SHEETS
                            (Unaudited; in thousands)


                                               03/31/2007         12/31/2006
                                               -----------        -----------
    Assets:
      Investments:
       Fixed maturity securities,
        available for sale                     $3,539,676         $3,377,578
       Short-term investments                     241,018            400,239
       Other investments                          873,877            705,563
                                               -----------        -----------
                                                4,654,571          4,483,380

      Cash                                         48,758             48,204
      Cost of business acquired                   153,155            267,920
      Reinsurance receivables                     411,301            410,593
      Goodwill                                     93,929             93,929
      Securities lending collateral               101,091                  -
      Other assets                                274,139            251,975
      Assets held in separate account             117,534            114,474
                                               -----------        -----------
        Total assets                           $5,854,478         $5,670,475
                                               ===========        ===========
    Liabilities and Shareholders'
     Equity:
      Policy liabilities and accruals          $2,191,161         $2,107,644
      Policyholder account balances             1,106,871          1,119,218
      Corporate debt                              297,750            263,750
      Junior subordinated deferrable
       interest debentures underlying
       company-obligated mandatorily
       redeemable capital securities
       issued by unconsolidated
       subsidiaries                                20,619             59,762
      Securities lending payable                  101,091                  -
      Other liabilities and
       policyholder funds                         877,546            830,819
      Liabilities related to separate
       account                                    117,534            114,474
                                               -----------        -----------
        Total liabilities                       4,712,572          4,495,667
                                               -----------        -----------
    Shareholders' equity:
      Class A Common Stock                            483                480
      Class B Common Stock                             57                 57
      Additional paid-in capital                  488,314            474,722
      Accumulated other comprehensive
       income                                      19,928             19,133
      Retained earnings                           716,094            763,386
      Treasury stock, at cost                     (82,970)           (82,970)
                                               -----------        -----------
        Total shareholders' equity              1,141,906          1,174,808
                                               -----------        -----------
        Total liabilities and
         shareholders' equity                  $5,854,478         $5,670,475
                                               ===========        ===========

                          DELPHI FINANCIAL GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited; in thousands)

                                                      Three Months Ended
                                                      ------------------
                                                03/31/2007         03/31/2006
                                                ----------         ----------
    Operating activities:
      Net income                                   $39,194            $32,822
      Adjustments to reconcile net income
       to net cash provided
       by operating activities:
        Change in policy liabilities and
         policyholder accounts                     109,180             71,266
        Net change in reinsurance
         receivables and payables                   (2,584)             7,964
        Amortization, principally the
         cost of business acquired and
         investments                                21,692             16,565
        Deferred costs of business
         acquired                                  (30,387)           (29,086)
        Net realized losses on
         investments                                   381              1,251
        Net change in federal income tax
         liability                                   8,586              9,807
        Other                                      (56,787)           (26,617)
                                                -----------       -----------
         Net cash provided by operating
          activities                                89,275             83,972
                                                -----------       -----------
    Investing activities:
      Purchases of investments and loans
       made                                       (408,925)          (425,779)
      Sales of investments and receipts
       from repayment of loans                     139,880            372,965
      Maturities of investments                     33,727             45,673
      Net change in short-term
       investments                                 159,221           (181,132)
      Change in deposit in separate account           (636)            (1,546)
                                                -----------       -----------
         Net cash used by investing
          activities                               (76,733)          (189,819)
                                                -----------       -----------
    Financing activities:
      Deposits to policyholder accounts             21,866            122,763
      Withdrawals from policyholder
       accounts                                    (34,557)           (28,010)
      Borrowings under revolving credit
       facility                                     38,000             25,000
      Principal payments under revolving
       credit facility                              (4,000)            (2,000)
      Redemption of junior subordinated
       deferrable interest debentures              (37,728)                 -
      Other financing activities                     4,431            (11,786)
                                                -----------       -----------
         Net cash (used) provided by
          financing activities                     (11,988)           105,967
                                                -----------       -----------
    Increase in cash                                   554                120
    Cash at beginning of period                     28,493             28,493
                                                -----------       -----------
         Cash at end of period                     $29,047            $28,613
                                                ===========       ============

SOURCE  Delphi Financial Group, Inc.                             04/24/2007
/CONTACT:  Bernard J. Kilkelly, Vice President,
Investor Relations of Delphi Financial Group, Inc.,
+1-212-303-4349, bernie-kilkelly@dlfi.com/
/Web site:  http://www.delphifin.com/
(DFG)